Exhibit 99.1

Former Chairman and CEO of General Motors Joins Genesis

Colorado Springs, CO (March 15, 2010) - Genesis Fluid Solutions Holdings, Inc. (GSFL) today announced Robert C. Stempel will join its Board of Directors, increasing the company’s board to four directors. He began his career as a design engineer at General Motors in 1958, was promoted to President and Chief Operating Officer in 1987 and elevated to CEO and Chairman in 1990. He later became the CEO and Chairman of Energy Conversion Devices, where he accomplished exceptional growth in advanced nickel metal hydride batteries and thin film solar panel technology.

“In addition to Mr. Stempel’s extraordinary accomplishments in the business world, his tenure as the Chairman of the Council of Great Lakes Industries will provide valuable insight into the complex problems that plague America’s largest bodies of water,” said Genesis Chairman Michael Hodges.

During his time as Chairman of Great Lakes Industries, Mr. Stempel coordinated industry engagement in key water quality, environmental, and policy issues.

“Serving as the Chairman of the Council of Great Lakes exposed me to the vast number of problems we face with regard to water. The Genesis technology has immense value to offer in industries involved in restoring and maintaining the physical and biological integrity of our vital water resources,” said Mr. Stempel. “During this century, the world will face a global water crisis which will impact our very livelihood. I believe the Genesis technology will be pivotal to lessening the suffering of those with limited access to water, maintaining healthy waterways and ecosystems, and reducing the negative economic impact for governments, consumers, and industry.”

Mr. Stempel earned an engineering degree from the Worcester Polytechnic Institute and an MBA from Michigan State University. He is a member of the National Academy of Engineering, a Fellow of The Society of Automotive Engineers and the Engineering Society of Detroit, and a Life Fellow of the American Society of Mechanical Engineers.

About Genesis Fluid Solutions

Genesis is a pioneer and world leader in the development of proprietary waterway restoration and remediation technology. In addition to lakes, ports, rivers and canals, other applications for Genesis’ technology include remediation of retention ponds which are pervasive throughout a wide variety of industrial processes. Genesis holds US and international patents and patent-pending applications for its technology, which offers a solution that is mobile, sustainable yet cost effective. California’s State Water Board deemed Genesis’ technology as a safe process for sensitive ecosystems. Genesis is now commercializing its technology through partners, addressing a growing pipeline of potential prospects worldwide.

For more information about Genesis, visit www.genesisfluidsolutions.com.

For further information, please contact:
Liviakis Financial Communications, Inc.
John Liviakis
(415) 389-4670
John@Liviakis.com

Cautionary Statement Relevant to Forward-Looking Information
Some of the items discussed in this press release are forward-looking statements about Genesis’ activities. Words such as “anticipates,” “expects,” “plans,” “projects,” “believes,” “seeks,” “estimates,” and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict. Among the factors are changes in prices of, demand for and supply of crude oil and natural gas; actions of competitors; results of additional testing; timely development of production opportunities and acquired technologies; the potential disruption or interruption of testing and development activities due to accidents, political events, civil unrest, or severe weather; government-mandated restrictions on scope of company operations; general economic and political conditions; the Company’s need and ability to obtain capital; the Company’s ability to successfully consummate contemplated acquisitions, obtain required government approvals, and integrate the acquired entities and operations into the Company’s business; and other risks described in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Genesis undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.